UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                  June 1, 2005
                -------------------------------------------------
                Date of Report (Date of earliest event reported):


                         ACCELR8 TECHNOLOGY CORPORATION
              -----------------------------------------------------

               (Exact name of registrant as specified in charter)

         Colorado                       0-11485                 84-1072256
          --------                      -------                 ----------
(State or other jurisdiction       (Commission File            (IRS Employer
     of incorporation)                  Number)              Identification No.)

              7000 North Broadway, Building 3-307, Denver, CO 80221
            --------------------------------------------------------
                    (Address of principal executive offices)

                                 (303) 863-8808
                 -----------------------------------------------
               Registrant's telephone number, including area code:

         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01 Entry into a Material Definitive Agreement.

     On June 2, 2005, Accelr8 Technology Corporation ("Accelr8") and SCHOTT Jenaer Glas GmbH ("SCHOTT") entered into a supply agreement (the "Supply Agreement").

     Pursuant to the Supply Agreement, Accelr8 will supply a minimum of 5,000 OptArray Slide HS streptavidin coated microarrying slides to SCHOTT on a non-exclusive basis, at a price of $20.82 each for the first 1,000 slides and $17.15 for the remaining slides purchased under the Supply Agreement. The Supply Agreement for Slide HS with SCHOTT expires on December 31, 2005. Accelr8 also granted a non-exclusive right to SCHOTT to manufacture and sell, up to 12,500 glass slides, from January 1, 2006 to December 31, 2006. If SCHOTT exercises this right, SCHOTT shall pay Accelr8 $15,000 for training on manufacturing of Slide HS. In addition, SCHOTT agreed to provide 7,500 glass substrates to Accelr8 at no charge (valued at $12,750). Accelr8 also offered SCHOTT the right to negotiate an exclusive license for the manufacturing and worldwide sales of Slide HS coatings on microarraying slides. SCHOTT must formally initiate negotiations by October 1, 2005.


Item 9.01 Financial Statements and Exhibits

     10.1 Supply Agreement dated June 1, 2005





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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.






Date:  June 7, 2005              ACCELR8 TECHNOLOGY CORPORATION

                                 By:  /s/  Thomas V. Geimer
                                      -----------------------------------------
                                      Thomas V. Geimer, Chief Executive Officer